EXHIBIT 23.5


                       [GOLDMAN, SACHS & CO. LETTERHEAD]

PERSONAL AND CONFIDENTIAL
-------------------------

December 3, 1997


Board of Directors
Caliber System, Inc.
3925 Embassy Parkway
P.O. Box 5459
Akron, OH 44334-0459

Re: Registration Statement (File No. 333-39483) of FDX Corporation:

Gentlemen:

Reference is made to our opinion letter, dated October 5, 1997, with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, without par value (the "Shares"), of Caliber System, Inc. (the "Company") of the exchange ratio of 0.80 shares of Common Stock, par value $0.10 per share ("New FedEx Common Stock") of FDX Corporation (formerly known as Fast Holdings Inc.), a Delaware corporation ("New FedEx") and wholly-owned subsidiary of Federal Express Corporation ("Federal Express"), to be received for each Share pursuant to the Agreement and Plan of Merger, dated as of October 5, 1997, among Federal Express, New FedEx, Fast Merger Sub Inc., a wholly-owned subsidiary of New FedEx, Tires Merger Sub Inc., a wholly-owned subsidiary of New FedEx, and the Company (the "Agreement"). The Agreement provides for the merger of Tires Merger Sub
Inc. with and into the Company and for the merger of Fast Merger Sub Inc. with and into Federal Express and the conversion of each outstanding share of Federal Express Common Stock, par value $0.10 per share, ("Federal
Express Common Stock") into one share of New FedEx Common Stock. As a result of the transactions contemplated by the Agreement, each of the Company and Federal Express will be a wholly-owned subsidiary of New FedEx, which will be a publicly-traded corporation.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that New FedEx has determined to include our opinion in the above referenced Registration Statement.

In that regard, we hereby consent to the references to the opinion of our Firm dated October 5, 1997, under the captions "SUMMARY - Opinion of Financial Advisor," "The MERGER - Caliber's Reasons for the Caliber Merger; Recommendation of the Caliber Directors," "THE MERGER - Opinion of Caliber's Financial Advisor" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/ GOLDMAN, SACHS & CO.



                                                                  EXHIBIT 99.1


                             [Form of Proxy Card]

                          FEDERAL EXPRESS CORPORATION

    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION
           FOR THE SPECIAL MEETING OF STOCKHOLDERS JANUARY 12, 1998


      The undersigned hereby constitutes and appoints KENNETH R. MASTERSON and THEODORE L. WEISE, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock of the undersigned in Federal Express Corporation at the Special Meeting of Stockholders of said Corporation to be held at the Memphis Marriott, 2626 Thousand Oaks Boulevard, Memphis, Tennessee on Monday January 12, 1998, and at any adjournments thereof, on Items 1, 2 and 3 as specified on the reverse side hereof and on such other matters as may properly come before said meeting. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

      YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. MR. MASTERSON AND MR. WEISE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                             SEE REVERSE SIDE
------------------------------------------------------------------------------

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3

       The Board of Directors of Federal Express recommends a vote FOR :


1. APPROVAL OF THE ISSUANCE OF FDX COMMON STOCK IN               FOR  [ ]   AGAINST [ ]    ABSTAIN [ ]
CONNECTION WITH THE MERGER OF FAST MERGER SUB INC.
WITH AND INTO FEDERAL EXPRESS CORPORATION AND THE
MERGER OF TIRES MERGER SUB INC. WITH AND INTO CALIBER
SYSTEM, INC., WITH THE RESULT THAT BOTH FEDERAL
EXPRESS AND CALIBER WILL BE WHOLLY-OWNED
SUBSIDIARIES OF FDX

2. APPROVAL OF THE FDX 1997 STOCK INCENTIVE PLAN.                FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

3.  IN THE DISCRETION OF THE PROXIES, TO VOTE UPON SUCH          FOR [ ]    AGAINST [ ]    ABSTAIN [ ]
OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING, INCLUDING ANY ADJOURNMENTS OR
POSTPONEMENTS THEREOF.

(  ) COMMENTS ON REVERSE SIDE   [ ] I REQUEST MY NAME BE DISCLOSED WITH MY
                                    VOTE AND COMMENTS, IF ANY.

SIGNATURE(S)________________________________________ DATE_____________________
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.